UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2007

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Risk Factors

Newmont Mining Corporation (the “Company”) is furnishing with this report updated risk factors as set forth in the private offering memorandum for the notes offering referred to in Item 8.01 below, so that the updated risk factors will be disclosed pursuant to Regulation FD. A copy of the updated risk factors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This updated information should be read in conjunction with the risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Other than as indicated above, the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q have not been updated to reflect developments subsequent to the periods covered by those reports.

Zarafshan-Newmont Joint Venture

On October 30, 2006, Newmont (Uzbekistan) Limited, one of the Company’s subsidiaries, initiated an arbitration in the Arbitration Institute of the Stockholm Chamber of Commerce against the Republic of Uzbekistan, Uzbekistan’s State Committee for Geology and Mineral Resources (“Goskomgeologia”), and Navoi Mining and Metallurgical Combine (“NKMG”) (a company wholly owned by the Republic of Uzbekistan). On October 31, 2006, Newmont (Uzbekistan) Limited and Newmont USA Limited (also the Company’s subsidiary) initiated a separate arbitration against the Republic of Uzbekistan in the International Centre for Settlement of Investment Disputes. Goskomgeologia and NKMG subsequently filed certain counterclaims against Newmont (Uzbekistan) Limited in the Stockholm arbitration. On June 30, 2007, the Newmont parties and the Uzbek parties signed agreements to settle the dispute on terms that would include payments to the Company totaling $80 million. Under the agreements, the Company’s interest in the Zarafshan-Newmont Joint Venture would be transferred to the Uzbek parties, and both arbitrations would be terminated. The settlement is subject to certain closing conditions. None of the parties admitted liability in connection with any of the matters in dispute. In September 2006, the Company wrote off the book value of its interest in the Zarafshan-Newmont Joint Venture.

Midas Mine

On June 19, 2007, ground subsidence occurred in an area of the Company’s underground Midas Mine, located in Nevada, resulting in an employee fatality. State and federal mine safety regulators have ordered the mine to remain closed pending further review and investigation. At this time, the Company cannot reasonably predict when the mine will be reopened. At year end 2006, the Midas Mine contained proven and probable reserves of 550,000 ounces of gold.

Item 8.01	Other Events.

In a press release issued on July 10, 2007, the Company announced a proposed private offering of $1 billion aggregate principal amount of convertible senior notes due 2014 and 2017, subject to market conditions and other factors, plus an aggregate principal amount of up to $150 million at the option of the initial purchasers to cover over-allotments. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Risk Factors
99.2	News Release dated July 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: July 10, 2007